DILL DILL CARR STONBRAKER & HUTCHINGS
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
--------------------------------------------------------------------------------
Daniel W. Carr                                              Stephen M. Lee
John J. Coates                                              Fay M. Matsukage**
H. Alan Dill                                                Adam P. Stapen
Robert A. Dill                                              Jon Stonbraker
Thomas M. Dunn                                              Craig A. Stoner
John A. Hutchings                                           Patrick D. Tooley
                                                                 -------
                                                            Leslie Block Kaye*
                                                             of counsel
                                                            * Also licensed in
                                                              Arizona and New
                                                              York
                                                            **Also licensed in
                                                              Nevada

                                                     September 22, 1999



AutoTradeCenter.com Inc.
8135 East Butherus, Suite 3
Scottsdale, Arizona 85260

Gentlemen:

As counsel for your company, we have reviewed your Articles of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion.

We have also examined the Registration Statement of your company on Form S-1 which was initially transmitted for filing with the Securities and Exchange Commission (the "Commission") on May 17, 1999, and amendments thereto, covering the registration under the Securities Act of 1933, as amended, of the following:

(a) 100,000 shares of Common Stock to be issued upon exercise of Common Stock Purchase Warrants; and

(b) up to 1,146,341 shares of Common Stock to be issued upon conversion of outstand ing shares of Series B Preferred Stock; and

including the exhibits and form of prospectus (the "Prospectus") filed therewith.

On the basis of such examination, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged.

2. The Company has an authorized capitalization as set forth in the Prospectus.

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   455 SHERMAN STREET, SUITE 300 / DENVER, COLORADO 80203 / FAX (303)777-3823/
                                 (303)777-3737
                            Email: dillndill@aol.com
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AutoTradeCenter.com Inc.
September 22, 1999
Page 2

3. The shares of Common Stock of the Company to be issued upon the exercise of the Warrants are validly authorized and when the Warrants are exercised in accordance with their terms, the shares of Common Stock so issuable upon exercise will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

4. The shares of Common Stock of the Company to be issued upon conversion of the Series B Preferred Stock of the Company are validly authorized and when such shares of Series B Preferred Stock are converted in accordance with the terms of the Statement Pursuant to Section 10-602 Regarding the Series B Preferred Stock, the shares of Common Stock so issuable upon conversion will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the use of our name in the Registration Statement and Prospectus in the section captioned "Legal Matters," and we also consent to the filing of this opinion as an exhibit thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

                                         Very truly yours,


                                         /S/DILL DILL CARR STONBRAKER &
                                            HUTCHINGS, P.C.
                                         DILL DILL CARR STONBRAKER
                                          & HUTCHINGS, P.C.


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